Exhibit 10.9

FORM OF ANCHOR SUBSCRIPTION AGREEMENT

THIS AGREEMENT (this “Agreement”), is dated as of [ ], 2021, by and among Compass Digital Acquisition Corp., a Cayman Islands exempted company (the “Company”), Compass Digital SPAC LLC, a Delaware limited liability company (the “Sponsor”) and the entities listed on the signature pages hereto ( “Subscriber”).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”, and the shares of Class A Common Stock included in the Public Units, the “Public Shares”), and one-third of one redeemable warrant, where each whole warrant is initially exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment (the “Warrants”, and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, immediately prior to the closing of the IPO (the “IPO Closing”), the Company and the Sponsor have entered into, or intend to enter into, agreements concurrently with this Agreement (collectively, with this Agreement, the “Subscription Agreements”), for the purchase of Founder Shares and Private Placement Warrants set forth therein;

WHEREAS, Subscriber (together with its affiliates, the “Subscriber Group”) has indicated an interest in purchasing, directly or indirectly through its affiliated entities, 9.9% of the Public Units offered in the IPO (the “IPO Indication”);

WHEREAS, the ultimate allocation of Public Units to the Subscriber Group may be equal to or less than the IPO Indication (such actual number of Public Units allocated in the IPO to the Subscriber Group, the “IPO Allocation”);

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall sell to Subscriber, and Subscriber shall purchase, (i) certain Class B Shares of the Company, par value $0.0001 per share (the “Founder Shares”) and (ii) certain warrants of the Company, each exercisable to purchase one Class A ordinary share of the Company at $11.50 per share (the “Private Placement Warrants” and, together with the Founder Shares, the “Securities”);

WHEREAS, all or a portion (as specified below) of the Subscriber’s Securities will be forfeited if it does not purchase its IPO Allocation in the IPO in full;

 WHEREAS, the Company, the Sponsor and Subscriber intend for the purchase of Founder Shares and Private Placement Warrants as set forth in the Subscription Agreements to be made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants in an aggregate amount equal to the aggregate gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement; and

WHEREAS, following the IPO Closing, the Company will seek to identify and consummate a Business Combination.

NOW, THEREFORE, in consideration of the premises above, which are incorporated in this Agreement as if fully set forth below, and the mutual covenants and other agreements contained in this Agreement, and for other oegood and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Subscriber hereby agree as follows:

1.	Closing; Conditions.

(a)	Obligation. Upon execution, Subscriber’s obligation to purchase the Securities, and the Company’s obligation to sell the Securities to Subscriber in a private placement transaction (the “Private Placement”), shall be irrevocable, subject to the terms set forth in this Agreement.

(b)	Closing. The closing of the purchase of the Private Placement Warrants and the Founder Shares (the “Closing”) shall take place remotely via delivery of electronic documents, or such other place as determined by the Company, contemporaneously with the closing of the IPO (the “Closing Date”). Unless Subscriber and the Company mutually agree in writing, if (i) the closing of the IPO has not occurred for any reason by September 30, 2021, (ii) the Company is liquidated or dissolved prior to the Closing Date, or (iii) the Company and Subscriber mutually agree in writing, this Agreement shall terminate and be of no further force or effect.

(c)	Closing Conditions. Subscriber’s obligation to purchase the Securities and the Company’s obligation to sell the Securities to Subscriber is conditioned upon satisfaction of the following conditions precedent:

(i)       On the applicable Closing Date, no legal, administrative or regulatory action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement.

(ii)       The representations and warranties of the Company and Subscriber contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the applicable Closing Date as if made on such Closing Date.

(d)	Subscription and Sale of the Securities. (i) on the Closing Date, Subscriber shall purchase from the Company, and the Company shall issue and sell to Subscriber, a number of Private Placement Warrants equal to [ ]% of the total number of Private Placement Warrants sold in connection with the IPO at a purchase price of $1.50 per Private Placement Warrant (the aggregate price paid for the Private Placement Warrants by Subscriber being the “Warrants Purchase Price”), on the terms and subject to the conditions described herein, and (ii) on the Closing Date, Subscriber shall purchase from the Company, and the Company shall transfer and sell to Subscriber, a number of Founder Shares equal to [ ]% of the total number of Founder Shares issued prior to or in connection with the closing of the IPO at a purchase price of $0.0043 per Founder Share (the aggregate price paid for the Founder Shares by Subscriber being the “Founder Shares Purchase Price” and, together with the Warrants Purchase Price, the “Purchase Price”), on the terms and subject to the conditions described herein.

(e)	Purchase of the Securities. The Company shall notify Subscriber in writing of the anticipated date of the effectiveness of the Registration Statement (as defined below) (the “Effective Date”) at least two (2) Business Days (as defined below) prior to the Effective Date, and Subscriber shall remit the Purchase Price to the Company’s transfer agent (to be held in escrow pending the consummation of the IPO), by wire transfer of immediately available funds or other means approved by the Company, on the date that is one (1) Business Day prior to the Effective Date, or such other date as the Company and Subscriber may agree upon in writing. If the consummation of the IPO has not occurred for any reason by the date that is seven (7) Business Days after the date on which Subscriber remitted the Purchase Price to the Company’s transfer agent, then, unless Subscriber otherwise agrees in writing, the Company shall promptly cause its transfer agent to return the Purchase Price to Subscriber without interest or deduction. As used herein, “Business Day” means any day, other than a Saturday or

Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(f)	Purchase of Additional Securities; Return of Unused Amount of Purchase Price. It is currently contemplated that the IPO will raise $200,000,000 in gross proceeds (excluding exercise of the underwriter’s option to purchase additional units in connection with the IPO (the “Underwriter’s Option”)). Subscriber agrees that if the size of the IPO is increased to $230,000,000 or more, pursuant to the exercise of the underwriter’s overallotment option or otherwise, or is decreased below $200,000,000, the number of Founder Shares and Private Placement Warrants purchased hereunder shall be adjusted pro rata.

2.	Representations and Warranties of Subscriber.

Subscriber represents and warrants as follows:

(a)	(i) Subscriber is an “accredited investor” as defined by Rule 501 under the Securities Act, as evidenced by the Accredited Investor Status Checklist (attached hereto as Exhibit A) and has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Securities, of making an informed investment decision with respect thereto, and has the ability and capacity to protect Subscriber’s interests. Subscriber shall submit to the Company such further assurances of accredited status as may reasonably be requested by the Company.

(ii)  Subscriber understands that the Company is relying on the accuracy of these representations and warranties and understands the significance of Subscriber’s representations and warranties to the Company that Subscriber is an accredited investor. By executing this Agreement, Subscriber agrees to notify the Company of any material changes affecting Subscriber’s status prior to the Company’s acceptance of the subscription.

(b)	Subscriber understands that the Securities are not presently registered and the Company has no obligation to register the Securities or assist Subscriber in obtaining an exemption from registration except as described in the Registration Statement. Subscriber understands that the Private Placement Warrants and Founder Shares will not be registered under the Securities Act on the basis that the issuance of the Private Placement Warrants and Founder Shares is exempt under either Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act as a transaction by an issuer not involving any public offering and that, in the view of the SEC, the statutory basis for the exemption claimed may not be present if any of the representations and warranties of Subscriber contained in (a) through (d) of this Section 2 are untrue or, notwithstanding Subscriber’s representations and warranties, Subscriber currently contemplates acquiring any of the Securities for resale.

(c)	Subscriber is purchasing and acquiring the Securities for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities made in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and Subscriber understands that an investment in the Securities is not a liquid investment.

(d)	Subscriber acknowledges that there exists no public market for the Securities, that no such public market may develop in the future, the Securities, when sold or issued, will be “restricted securities” and as a result, Subscriber acknowledges that the Securities may be required to be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Subscriber is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resales of securities purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions provided for thereunder, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the company issuing the securities, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three-month period not exceeding specified limitations. Subscriber further acknowledges that the Securities will be subject to certain lock-up restrictions, as described in this Agreement, and may only be transferred pursuant to the terms of such lock-up. Subscriber also acknowledges that Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company and that Rule 144 will provide an exception to this prohibition only if (i) the Company has then ceased to be a shell company; (ii) the Company is then subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”); (iii) the Company has then filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the Company was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the Company filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(e)	Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from the Company or any authorized person acting on its behalf concerning the Company’s proposed business plan and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber. In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company’s proposed business, management and financial affairs with the Company’s management or any authorized person acting on its behalf. Subscriber has received and reviewed all the information concerning the Securities and the Company’s business, management, financial affairs, prospects and risks, both written and oral, that Subscriber desires. In determining whether to make this investment, Subscriber has relied solely on (i) Subscriber’s own knowledge and understanding of the Company and its proposed business based upon Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph, (ii) the information described in subparagraph 2(g) below and (iii) the representations and warranties of the Company made to Subscriber in this Agreement.

(f)	Subscriber has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform Subscriber’s obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principles of equity, whether such enforcement is considered in a proceeding in equity or law.

(g)	Subscriber has carefully considered and has discussed with Subscriber’s legal, tax, accounting and financial advisors, to the extent Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for Subscriber’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for Subscriber. Subscriber has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(h)	There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s assets before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Agreement or the transactions contemplated hereby.

(i)	The execution, delivery and performance of and compliance with this Agreement and the sale and issuance of the Securities will not result in any violation of, or conflict with, or constitute a default under, any of Subscriber’s articles of incorporation, by-laws, operating agreement, partnership agreement, or trust agreement, if applicable, or any agreement to which Subscriber is a party or by which it is bound.

(j)	Subscriber acknowledges that an investment in the Securities is speculative and involves a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Securities, including a total loss of its investment. Subscriber acknowledges and understands and agrees that in the event the Company is unable to consummate a Business Combination within a certain period of time following the closing of the IPO, then Subscriber may lose its entire investment.

(k)	Subscriber understands that the officers and directors of the Company, and other similarly situated individuals, may receive better terms than those being offered to Subscriber hereby, which have heretofore been disclosed to Subscriber.

(l)	Subscriber recognizes that no federal, state or foreign agency has reviewed, recommended or endorsed the purchase of the Securities or any facts or circumstances related thereto.

(m)	Subscriber is aware that (i) the Company will have no operations and no commitments for any additional capital that may be needed in the future and (ii) the Company will be a shell company. Subscriber has experience in evaluating the risks of investing in early stage development companies and blank check companies.

(n)	Subscriber represents that Subscriber is not purchasing or acquiring the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by the Company or any of its affiliates, agents or representatives.

(o)	Subscriber has carefully read each of the terms and provisions of this Agreement.

(p)	No representations or warranties have been made to Subscriber by the Company or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in purchasing the Founder Shares and subscribing for the Private Placement Warrants, Subscriber is not relying upon any representations other than those contained in this Agreement. Subscriber has not been furnished with any oral representation or oral information in connection with or in any way relating to the Private Placement or the proposed business or prospects of the Company.

(q)	Subscriber represents and warrants it has not engaged any finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, that is entitled to any compensation in connection with the transactions contemplated by this Agreement.

(r)	Subscriber acknowledges that if the Company does not complete an initial Business Combination within the required time period, (i) the assets in the Company’s trust account, including any remaining proceeds of the sale of the Private Placement Warrants, will be used to fund the redemption of its Public Shares and (ii) that there will be no liquidating distributions from the Company’s trust account with respect to the Securities held by the Sponsor, and the Private Placement Warrants and Founder Shares will expire worthless.

(s)	Subscriber will, when such funds are due hereunder, have sufficient funds to satisfy its obligations under this Agreement.

3.	Representations and Warranties of the Company.

The Company represents and warrants as follows:

(a)	Organization. The Company is duly organized and validly existing as a Cayman Islands exempted company.

(b)	Corporate Power. The Company has the power and authority to enter into, deliver and perform this Agreement and the agreements to be entered into therewith.

(c)	Authorization. All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Private Placement Warrants to be sold by the Company pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(d)	Capitalization. The authorized share capital of the Company consists of, as of the date hereof:

(i)       200,000,000 shares of Class A Common Stock, none of which are issued and outstanding;

(ii)       20,000,000 shares of Class B Common Stock, 5,750,000 of which are issued and outstanding. All of the outstanding shares of Class B Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws; and

(iii)       1,000,000 shares of preferred stock, none of which are issued and outstanding.

(e)	Valid Issuance of Private Placement Warrants. The Private Placement Warrants and Founder Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement:

(i)       will be free and clear of any preemptive or similar rights, taxes, security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer specified under this Agreement, that certain warrant agreement to be entered into by the Company and Continental Stock Transfer & Trust Company, the Securities Act and any applicable state securities laws;

(ii)       will be duly and validly issued, fully paid and non-assessable;

(iii)       will not subject the holders thereof to personal liability by reason of being such holders; and

(iv)       assuming the representations and warranties of Subscriber as set forth in Section 2 hereof are true and correct, will not result in a violation of Section 5 under the Securities Act.

No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

(f)	IPO. The offers and sales of securities in the IPO will be made pursuant to an effective Registration Statement and otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, rules and regulations.

(g)	No General Solicitation. Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Private Placement Warrants or Founder Shares.

(h)	Governmental Consents and Filings. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2 and in the Accredited Investor Status Checklist attached hereto, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, if any.

(i)	Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of the certificate of incorporation, bylaws or other governing documents of the Company, (ii) under any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(j)	Compliance with Laws. The Company has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a material adverse effect.

(k)	Operations. As of the date hereof, the Company has not conducted, and prior to the consummation of the IPO the Company will not conduct any operations other than organizational activities and activities in connection with offerings of the Securities.

(l)	Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(m)	Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(n)	Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

4.	[Intentionally omitted.]

5.	Additional Agreements.

(a)	No Short Sales. Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf, will engage in any Short Sales with respect to any of the securities of the Company prior to the closing of the Business Combination. For purposes of this Section 5(a), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

(b)	Lockup.

(i)	Subscriber shall not transfer, assign or sell (i) any of the Founder Shares or any Class A Common Stock issuable upon conversion thereof (other than to an affiliate of Subscriber that is subject to the same restrictions as set forth in this Agreement) until the earliest of (A) one year following the closing of Business Combination (or such shorter restricted period as may apply to the Sponsor),and (B) subsequent to Business Combination, (x) if the closing price of the Company’s Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and other similar adjustments) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property or (ii) any of its Private Placement Warrants and Class A Common Stock issued upon conversion or exercise thereof until 30 days after the closing of the Business Combination. Notwithstanding the foregoing, (i) in the event the foregoing transfer restrictions relating to the Founder Shares or Private Placement Warrants (or the Class A shares to which such securities relate) are changed as applicable to the Sponsor or any other holder of Founder Shares or Private Placement Warrants between the time this Agreement is executed and the consummation of the IPO, the foregoing transfer restrictions shall be deemed replaced and superseded by the actual transfer restrictions imposed on such securities in effect at the consummation of the IPO and (ii) in the event the Sponsor or any of its affiliates are no longer subjected to the foregoing transfer restrictions with respect to such securities at any time, then Subscriber’s corresponding securities shall also no longer be subjected to such restrictions to the extent the Sponsor or its affiliates are no longer subjected to such restrictions and in proportionate amount commensurate with its relative ownership of the Founder Shares and Private Placement Warrants (or any securities into which they have been converted).

(ii)	Subscriber shall not transfer, assign or sell any of the Class A Shares purchased in the IPO (other than to an affiliate of Subscriber that is subject to the same restrictions as set forth in this Agreement) until the earliest of (A) thirty days after an announcement of a Business Combination and (B) such time that the closing price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and other similar adjustments) for any 20 trading days within any 30-trading day period. Notwithstanding anything herein to the contrary, nothing in this Agreement shall in any way restrict Subscriber from transferring, assigning or selling any of the Public Warrants purchased in the IPO or any securities of the Company purchased by Subscriber in the public markets or in private transactions with third parties following the IPO.

(c)	Registration Rights. The Company and Subscriber will enter into a registration rights agreement on the Effective Date substantially in the form provided to Subscriber prior to the date hereof granting Subscriber customary registration rights with respect to the Founder Shares and Private Placement Warrants (and underlying Class A Common Stock) as described in the Registration Statement.

(d)	Forfeiture If Subscriber Does Not Purchase IPO Allocation. Subscriber acknowledges and agrees that it shall either forfeit (or the Company shall cancel), or, at the election of the Company in its sole discretion, transfer to the Sponsor, a number of Founder Shares and Private Placement Warrants determined in accordance with this Section 5(d) if Subscriber purchases less than a number of Class A Common Stock equal to the IPO Allocation (the “Required Number”) in the IPO (with the number of Public Shares purchased in the IPO being referred to herein as the “Subscriber’s Number”). Subscriber shall not forfeit any shares if the Subscriber’s Number equals or exceeds the Required Number immediately following the IPO. However, if immediately following the IPO the Subscriber’s Number is less than the Required Number, then the number of Founder Shares and Private Placement Warrants the Subscriber shall be entitled to retain will be equal to the number of Founder Shares and Private Placement Warrants purchased pursuant to Section 1(d) multiplied by a fraction, (i) the numerator of which is the Subscriber’s Number and (ii) the denominator of which is the Required Number.

(e)	Forfeiture If Subscriber Breaches Lockup or Redeems.

(i)	Subscriber acknowledges and agrees that it shall either forfeit (or the Company shall cancel), or, at the election of the Company in its sole discretion, transfer to the Sponsor, a number of Founder Shares and Private Placement Warrants determined in accordance with this Section 5(e)(i) if Subscriber transfer, assigns or sells any of its Class A Shares in violation of Section 5(b)(ii) (with the aggregate number of Class A Common Stock transferred, assigned or solid in violation of Section 5(b)(ii) being the “Breach Number”). If the Breach Number is greater than zero, (A) then the number of Founder Shares and Private Placement Warrants the Subscriber shall be entitled to retain will be equal to the number of Founder Shares and Private Placement Warrants purchased pursuant to Section 1(d) multiplied by a fraction, (x) the numerator of which is the Subscriber’s Number less the Breach Number and (y) the denominator of which is the Subscriber’s Number.

(ii)	Subscriber acknowledges and agrees that it shall either forfeit (or the Company shall cancel), or, at the election of the Company in its sole discretion, transfer to the Sponsor, a number of Founder Shares and Private Placement Warrants determined in accordance with this Section 5(e)(ii) if Subscriber redeems any of its Class A Shares in violation of Section 5(h) (with the aggregate number of Class A Common Stock redeemed in violation of Section

5(h) being the “Redemption Breach Number”). If the Redemption Breach Number is greater than zero, (A) then the number of Founder Shares and Private Placement Warrants the Subscriber shall be entitled to retain will be equal to the number of Founder Shares and Private Placement Warrants purchased pursuant to Section 1(d) multiplied by a fraction, (x) the numerator of which is the Subscriber’s Number less the Redemption Breach Number and (y) the denominator of which is the Subscriber’s Number.

(f)	Changes in Connection with Business Combination. Subscriber agrees that if, in connection with a Business Combination, the Sponsor decides (i) to forfeit, transfer to a third person, exchange, subject to transfer, vesting or conditional forfeiture provisions, or amend the terms of all or any portion of the Founder Shares and/or the Private Placement Warrants (or the Sponsor’s membership interests representing an interest in any of the foregoing) or (ii) to enter into any other arrangements with respect to the Founder Shares and/or the Private Placement Warrants (or the Sponsor’s membership interests representing an interest in any of the foregoing), to facilitate the consummation of such Business Combination (each, a “Change in Investment”), such Change in Investment shall apply pro rata to the Founder Shares and/or Private Placement Warrants held by the Sponsor and Subscriber based on the relative number of Founder Shares and/or Private Placement Warrants to be held by each at the consummation of the Business Combination; provided, that in each case Subscriber has been given notice at least two (2) Business Days prior to any proposed Change in Investment. Subscriber agrees to take all steps and execute all such agreements as may be necessary or reasonably requested by the Sponsor to effectuate such Change in Investment on the same terms as applicable to the Sponsor.

(g)	Automatic Conversion of Founder Shares. The Founder Shares acquired by Subscriber shall automatically convert into Class A Common Stock of the Company on the Business Day following the closing of the Business Combination. For the avoidance of doubt, Subscriber (i) shall be prohibited from converting any acquired Founder Shares prior to the consummation of the Business Combination and (ii) hereby irrevocably waives, with respect to the Founder Shares any redemption rights it may have in connection with (A) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination and (B) any shareholder vote to approve an amendment to the Charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Class A Shares sold in the IPO if the Company has not consummated an initial Business Combination within the time period set forth in the Company’s charter or in the context of a tender offer made by the Company to purchase Class A Shares.

(h)	Voting and Redemption. If the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Subscriber shall vote any Class B Shares and Class A Shares owned by it on the applicable record date in favor of any proposed Business Combination. The Subscriber shall not redeem any of its Class A Common Stock. Subscriber acknowledges that the board of directors of the Company may make any amendments to the terms of warrant agreement entered into in connection with the issuance of the Warrants that are necessary in the good faith determination of the Company’s board of directors (taking into account then existing market precedents) to allow for the Warrants to be classified as equity in the Company’s financial statements without a vote of the holders of the Warrants (provided that no such amendment may increase the exercise price or shorten the exercise period).

(i)	Right of First Offer. Subject to the terms and conditions of this Section 5(i), from the date hereof until the date of the Business Combination, if the Company proposes to issue any equity securities, or securities convertible into, exchangeable or exercisable for equity securities, other than the Public Units (and their component Public Shares and Public Warrants) and Excluded Securities (as defined below) (“New Equity Securities”), or offer or seek commitments for any New Equity Securities to backstop any such capital raise and if at the time of such offering of New Equity Securities (i) the Subscriber’s Number is equal to or greater than the Required Number and (ii) Subscriber has entered into and fulfilled its obligations under the Forward Purchase Agreement contemplated by that certain FPA Subscription Agreement, dated as of the date hereof between the Company and Subscriber, the Company shall first make an offer of the New Equity Securities to the Subscriber in accordance with the following provisions of this Section 5(i):

(1)	Offer Notice.

(A) The Company shall give written notice (the “Offering Notice”) to the Subscriber stating its bona fide intention to offer the New Equity Securities and specifying the number of New Equity Securities and the material terms and conditions, including the price, pursuant to which the Company proposes to offer the New Equity Securities and the applicable share of such New Equity Securities offered to the Subscriber pursuant to such Offering Notice which shall be equal to 9.9% of the total New Equity Securities to be issued (the “ROFO Amount”).

(B) The Offering Notice shall constitute the Company’s offer to sell the ROFO Amount of New Equity Securities to the Subscriber, which offer shall be irrevocable for a period of five (5) Business Days (the “ROFO Notice Period”).

(2)	Exercise of Right of First Offer.

(A) Upon receipt of the Offering Notice, the Subscriber shall have until the end of the ROFO Notice Period to accept the Company’s offer to purchase all of the ROFO Amount by delivering a written notice (a “ROFO Acceptance Notice”) to the Company stating that it accepts the Company’s offer to purchase such New Equity Securities on the terms specified in the Offering Notice. Any ROFO Acceptance Notice so delivered shall be binding upon delivery and irrevocable by the Subscriber.

(B) If the Subscriber does not deliver a ROFO Acceptance Notice during the ROFO Notice Period, the Subscriber shall be deemed to have waived all of the Subscriber’s rights to purchase the New Equity Securities offered pursuant to the Offering Notice under this Section 5(i). The Company shall thereafter be free to sell or enter into an agreement to sell the Subscriber’s ROFO Amount and/or any New Equity Securities to any third party without any further obligation to the Subscriber pursuant to this Section 5(i) within the forty-five (45) day period thereafter on terms and conditions not materially more favorable as a whole to the third party than those set forth in any Offering Notice. If the Company does not sell or enter into an agreement to sell the Subscriber’s ROFO Amount of the New Equity Securities within such period, the rights provided hereunder shall be deemed to be revived and any New Equity Securities shall not be offered to Subscriber and any third party unless first re-offered to the Subscriber in accordance with this Section 5(i).

(3)	Excluded Securities. For purposes hereof, the term “Excluded Securities” means (i) any working capital loans to the Company to finance transaction costs in connection with an intended initial Business Combination to the extent they may be convertible at the option of the lender into warrants of the post-Business Combination entity and (ii) any equity securities offered as incentive compensation for the management team of the post-Business Combination entity.

(j)	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Subscriber and the Sponsor as, and the Sponsor acknowledges that Subscriber and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that Subscriber and the

Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

(k)	Waiver of Rights in Trust Account. Subscriber hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, Subscriber may have in respect of any Public Shares held by it. In the event Subscriber has any Claim against the Company under this Agreement, Subscriber shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, Subscriber may have in respect of any Public Shares held by it.

(l)	Use of Subscriber’s Name. The Company and Subscriber shall consult with each other in issuing any press releases or public statement or disclosure with respect to the transactions contemplated hereby, and the Company shall not issue any such press release nor otherwise make any such public statement or disclosure without the prior consent of the Subscriber, which consent shall not unreasonably be withheld or delayed. Notwithstanding the foregoing, the Company may disclose the terms of this agreement and the name of Subscriber or any of its affiliates (A) to the extent required by law, regulation or regulatory request, including in any registration statement or proxy statement, including the Registration Statement, or (B) to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require Subscriber’s information in connection with the provision of services to the Company, are advised of the confidential nature of such information and are obligated to keep such information confidential; provided in all such cases the Company shall promptly provide the Subscriber with prior notice and a reasonable opportunity to review such public statement or communication in advance of such submission, filing or disclosure and will reflect any revisions reasonably requested by Subscriber.

(m)	Sponsor Founder Share Repurchase. Immediately prior to the closing of Subscriber’s purchase of the Founder Shares contemplated by Section 1(d) hereof, the SPAC shall repurchase from the Sponsor a number of Founder Shares equal to the number of Founder Shares to be purchased by Subscriber at a repurchase price per Founder Share equal to the purchase price paid by the Sponsor (or an affiliate of the Sponsor) to initially purchase such repurchased Founder Shares.

(n)	Alternative Private Placement Securities. If, between the execution of this Agreement and the consummation of the IPO, the nature and/or composition of private placement securities to be subscribed for by the Sponsor from the SPAC changes from Private Placement Warrants (or the terms of such Private Placement Warrants materially differ from the terms contemplated by this Agreement), the parties shall negotiate in good faith to amend the terms of this agreement to provide Subscriber with substantially the same participation in the number and type of any resulting new risk capital securities as is currently contemplated for its participation in the Private Placement Warrants as described in this Agreement.

(o)	QEF Election; Tax Information; Tax Structuring.

(i)	The Sponsor shall use commercially reasonable efforts to determine whether, in any year, the Company (or any subsidiary of the Company) is deemed to be a “passive foreign investment company” (a “PFIC”) or a “controlled foreign corporation” (a “CFC”) within the meaning of U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”), and shall notify the Subscriber if the Company (or any subsidiary of the Company) is deemed to be a PFIC or CFC. If the Sponsor determines that the Company (or any subsidiary of the Company) is a PFIC in any year, for the year of determination and for each year thereafter during which the Subscriber holds an equity interest in the Company, including Warrants, the Company shall use commercially reasonable efforts to (i) make available to the Subscriber the information that may be required to make or maintain a “qualified electing fund” election under the Code with respect to the Company (or any subsidiary of the Company, as applicable) and (ii) furnish the information required to be reported under Section 1298(f) of the Code or under any other applicable tax law.

(ii)	The Sponsor and the Company shall consult with the Subscriber with respect to the tax structuring of the Company (or any subsidiary of the Company) or any Business Combination or IPO, with the Subscriber’s comments being considered by the Sponsor and the Company in good faith.

(p)	Additional Private Placements; Changes to IPO. Notwithstanding anything to the contrary contained herein, prior to the IPO, (i) the Company will not issue or agree to issue any securities (other than Private Placement Warrants and the Public Units) and (ii) make any material changes to the material terms of the Company’s proposed IPO as described in the form of Registration Statement provided to Subscriber, in each case without the Subscriber’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

(q)	Nature of Business Combination. The Company will not enter into a Business Combination with (i) any tobacco company or company with a tobacco division where such division generates a material portion of such company’s revenue, (ii) any firearms manufacturer or company with a firearm division where such division generates a material portion of such company’s revenue, (iii) any company that derives a material portion of its revenues from extraction and/or mining of thermal coal or any utilities company that derives 50% or more of its fuel mix from coal, unless such utilities company derives 10% or more of its fuel mix from renewable resources such as hydroelectric, wind or solar or (iv) any company that derives a material portion of its revenues from pornography or the sex industry. For purposes of this Section 5(r), “firearms” shall mean handguns and assault rifles, but shall not include other military equipment.

6.	Miscellaneous.

(a)	Notices. Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by registered or certified mail with return receipt requested (postage prepaid) or (ii) by a recognized overnight delivery service (with charges prepaid).

Compass Digital SPAC LLC

3626 N Hall St, Suite 910

Dallas, Texas 75219

Attention:       Abidali Neemuchwala

Satish Gutpa

Email:                abidalineemuchwala@gmail.com

satish@sbisteel.com

With a copy which shall not constitute notice to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention:       Louis Goldberg

Lee Hochbaum

Email:                louis.goldberg@davispolk.com

        lee.hochbaum@davispolk.com

If to Subscriber, at its address set forth on the signature page to this Agreement, or such other address as Subscriber shall have specified to the Company in writing.

(b)	Entire Agreement; Amendments; Assignment. This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof of the transactions contemplated hereby. This Agreement may be terminated, modified, waived or amended only by a writing executed and delivered by both parties hereto. No right or obligation of a party shall be assigned or otherwise transferred without prior notice to and the written consent of the other party provided, that, Subscriber may assign or otherwise transfer any right or obligation hereunder to a Permitted Transferee. Any assignment or transfer in violation of the foregoing shall be null and void.

(c)	Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)	Law Governing this Agreement. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

(e)	Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)	WAIVER OF JURY TRIAL. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)	Specific Enforcement; Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(h)	Drafting. This Agreement shall not be construed for or against a party hereto based upon authorship.

(i)	Captions; Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or any other legal entity and a government or any department or agency thereof.

(j)	Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(k)	Expenses. Each of the Company and Subscriber will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

(l)	Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, Subscriber shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder; provided that Subscriber shall be liable for any breach of such confidentiality obligations by any such person or entity.

(m)	Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

(Signature pages follow.)

IN WITNESS WHEREOF, Subscriber has caused this Agreement to be executed as of the date indicated below.

SUBSCRIBER:

[ ]

By:
Name:
Title:

Date: [ ], 2021

Subscriber’s Address for Notices:

[•]

[Signature Page to Subscription Agreement]

Acceptance and Agreement:

IN WITNESS WHEREOF, the Company and the Sponsor have caused this Agreement to be executed, and the foregoing subscription accepted and agreed to, as of the date indicated below.

COMPANY:

Compass Digital Acquisition Corp.

By:
Name:
Title:

SPONSOR:

Compass Digital SPAC LLC

By:
Name:
Title:

Date: [ ], 2021

[Signature Page to Subscription Agreement]

Exhibit A – Accredited Investor Questionnaire

SUBSCRIBER TO COMPLETE

Accredited Investor Status Checklist:

Please check one or more of the following definitions of “accredited investor,” if any, which applies to you. If none of the following applies to you, you may not qualify to take parting this offering.

☐	A Bank as defined in Section 3(a)(2) of the Securities Act, or any savings association or institution as defined in Section 3(a)(5)(A) of the Securities Act.

☐	Any broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	An insurance company as defined in Section 2(13) of the Securities Act.

☐	Investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐	Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐	Plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in the Securities Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the plan has assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

☐	A Private Business Development Company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, business trust, partnership, or limited liability company, or any other entity, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

Accredited Investor Questionnaire

☐

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000.

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of Subscriber’s primary home). For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of Subscriber and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

☐

A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

For purposes hereof the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income.” For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

☐	A trust, with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2) (ii) of Regulation D of the Securities Act.

☐	Any entity in which all of the equity owners are Accredited Investors.

☐	A director or officer of the Company.

☐	A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status; The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

☐	A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of the Investment Company Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of the Investment Company Act;

☐

An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under the section 203(l) or (m) of the Investment Advisers Act;

Accredited Investor Questionnaire

☐	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐

A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in the preceding row and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

Accredited Investor Questionnaire